Calculation of Filing Fee Tables
S-1
CH4 Natural Solutions Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one warrant	457(a)	34,500,000	$ 10.00	$ 345,000,000.00	0.0001381	$ 47,644.50
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	34,500,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Warrants included as part of the units	Other	8,625,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares underlying the warrants included as part of the units	Other	8,625,000	$ 11.50	$ 99,187,500.00	0.0001381	$ 13,697.79
Fees Previously Paid	5	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one warrant	Other	0		$ 0.01		$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 444,187,500.01		$ 61,342.29
			Total Fees Previously Paid:						$ 60,889.15
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 453.14
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee. Includes 4,500,000 units, consisting of 4,500,000 Class A ordinary shares and 1,125,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. This registration fee is being recalculated, and an offset is claimed pursuant to Rule 457(b) under the Securities Act of 1933, as amended (the "Securities Act"), in the amount of the filing fee previously paid, as permitted by Instruction 2.A.iv to the Calculations of Filing Fee Tables of Form S-1 (the "Instruction"). On January 10, 2025, the Registrant paid a registration fee of $60,889.15 in connection with the initial filing of the Registration Statement on Form S-1 to which this filing fee table pertains (the "Registration Statement"). In accordance with the Instruction, because the Registrant did not rely on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing of the Registration Statement and because this filing fee table pertains to a pre-effective amendment that is being filed to concurrently increase the amount of securities of one or more registered classes and decrease the amount of securities of one or more registered classes, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the Registration Statement.

[2]	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.

[3]	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.

[4]	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends or similar transactions. This registration fee is being recalculated, and an offset is claimed pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid as set forth in Table 2, as permitted by the Instruction. On January 10, 2025, the Registrant paid a registration fee of $60,889.15 in connection with the initial filing of the Registration Statement. In accordance with the Instruction, because the Registrant did not rely on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing of the Registration Statement and because this filing fee table pertains to a pre-effective amendment that is being filed to concurrently increase the amount of securities of one or more registered classes and decrease the amount of securities of one or more registered classes, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the Registration Statement.

[5]	On January 10, 2025, the Registrant paid a registration fee of $60,889.15 in connection with the initial filing of the Registration Statement. In accordance with the Instruction, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the Registration Statement. The offset claimed is listed under "Total Fees Previously Paid."

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A